    As filed with the Securities and Exchange Commission on August 17, 1998.
                          Registration No. 333-_______

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                              GENUINE PARTS COMPANY
               (Exact name of issuer as specified in its charter)

          GEORGIA                                          58-0254510
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                             2999 CIRCLE 75 PARKWAY
                             ATLANTA, GEORGIA 30339
                                 (770) 953-1700
  (Address, including zip code, and telephone number, of registrant's principal executive offices)

                         ASSUMED STOCK OPTIONS UNDER THE
            ELECTRICAL INSULATION SUPPLIERS, INC. 1993 INCENTIVE PLAN
                            (Full title of the plan)


                             GEORGE W. KALAFUT                                                     COPY TO:
                           GENUINE PARTS COMPANY
                           2999 CIRCLE 75 PARKWAY                                              LAURA G. THATCHER
                           ATLANTA, GEORGIA 30339                                              ALSTON & BIRD LLP
                               (770) 953-1700                                          1201 WEST PEACHTREE STREET, N.W.
     (Name, address, including zip code, and telephone number,                            ATLANTA, GEORGIA 30309-3424
          including area code, of agent for service)                                            (404) 881-7546



                               -------------------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed             Proposed
           Title of Securities             Amount to              Maximum              Maximum            Amount of
             to be Registered          be Registered (1)      Offering Price          Aggregate          Registration
                                                               Per Share (2)     Offering Price (2)           Fee
 -------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par              184,272 shares (3)           $0.47             $86,607.84            $25.55
 value
 -------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par               88,689 shares (4)           $3.33            $295,334.37            $87.12
 value
 -------------------------------------------------------------------------------------------------------------------------

(continued on following page)

 --------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value         97,557 shares (5)       $ 4.31      $  420,470.67      $  124.04
 --------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value         97,557 shares (6)       $ 7.99      $  779,480.43      $  229.95
 --------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value        280,237 shares (7)       $16.27      $4,559,455.99      $1,345.04
 --------------------------------------------------------------------------------------------------------------
 AGGREGATE                            748,312 SHARES                       $6,141,349.30      $1,811.70
 --------------------------------------------------------------------------------------------------------------

------------------------------

(1) This registration statement also covers any additional share that may hereafter be granted as a result of the adjustment and anti-dilution provisions of the assumed options.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise prices of the outstanding assumed options.
(3) Represents options converted from EIS, Inc. Options, originally granted on June 25, 1993.
(4) Represents options converted from EIS, Inc. Options, originally granted on September 16, 1994.
(5) Represents options converted from EIS, Inc. Options, originally granted on May 16, 1995.
(6) Represents options converted from EIS, Inc. Options, originally granted on July 19, 1996.
(7) Represents options converted from EIS, Inc. Options, originally granted on January 21, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this registration statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1997.

     (3) The description of common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) The description of preferred stock purchase rights under that certain Shareholder Protection Rights Agreement, dated as of November 20, 1989, between the Company and SunTrust Bank, as Rights Agent, contained in the Company's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (5) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the securities registered hereby has been passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided under Georgia law, the Company's Restated Articles of Incorporation provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the corporation as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

     Under its Bylaws, the Company is required to indemnify its directors to the full extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from various types of legal actions or proceedings, including, but not limited to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of all the disinterested directors, if there are at least two disinterested directors, (b) a majority vote of a committee of two or more disinterested directors, (c) special legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification shall be made (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee has met the relevant standard of conduct, or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

     None.

ITEM 8.    EXHIBITS

     The exhibits listed in the Exhibit Index are included as part of this registration statement.

ITEM 9.    UNDERTAKINGS

     (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 17, 1998.


                                         GENUINE PARTS COMPANY


                                         By: /s/ LARRY L. PRINCE
                                            ----------------------------------
                                            Larry L. Prince
                                            Chairman of the Board and
                                            Chief Executive Officer

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Larry L. Prince and George W. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of February, 1997.


         Signature                                  Capacity


/s/ LARRY L. PRINCE                      Director, Chairman of the Board and
---------------------------------        Chief Executive Officer
Larry L. Prince                          (Principal Executive Officer)



/s/ GEORGE W. KALAFUT                 Executive Vice President -- Finance and Administration
---------------------------------     (Principal Financial and Accounting Officer)
George W. Kalafut


/s/ RICHARD W. COURTS, II             Director
---------------------------------
Richard W. Courts, II


/s/ BRADLEY CURREY, JR.               Director
---------------------------------
Bradley Currey, Jr.


/s/ JEAN DOUVILLE                     Director
---------------------------------
Jean Douville


/s/ ROBERT P. FORRESTAL               Director
---------------------------------
Robert P. Forrestal


/s/THOMAS C. GALLAGHER                Director, President and Chief Operating Officer
---------------------------------
Thomas C. Gallagher


/s/ J. HICKS LANIER                   Director
---------------------------------
J. Hicks Lanier


/s/ ALANA S. SHEPHERD                 Director
---------------------------------
Alana S. Shepherd


/s/ LAWRENCE G. STEINER               Director
---------------------------------
Lawrence G. Steiner


/s/ JAMES B. WILLIAMS                 Director
---------------------------------
James B. Williams


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


               Exhibit Number                               Description
               --------------                               -----------

                    4.1                 Restated Articles of Incorporation of the Company, as
                                        amended (previously filed and incorporated herein by
                                        reference to the Company's Annual Report on Form 10-K,
                                        dated March 3, 1995).

                    4.2                 Bylaws of the Company, as amended (previously filed and
                                        incorporated herein by reference to Company's Annual
                                        Report on Form 10-K, dated March 3, 1995).

                    4.3                 Shareholder Protection Rights Agreement, dated as of
                                        November 20, 1989, between the Company and SunTrust Bank,
                                        as Rights Agent (previously filed and incorporated herein
                                        by reference to Company's Report on Form 8-K, dated
                                        November 20, 1989).

                    5                   Opinion of Counsel as to the legality of the securities
                                        being registered.

                   23.1                 Consent of Counsel (contained in the opinion filed as
                                        Exhibit 5 hereof).

                   23.2                 Consent of Independent Auditors.

                   24                   Power of Attorney pursuant to which amendments to this
                                        registration statement may be filed (included on the
                                        signature page contained in Part II hereof).
